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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Loudeye Appoints Joel McConaughy Chief Technology Officer

Seattle, WA - April 18, 2001 - Loudeye Technologies, Inc. (Nasdaq: LOUD), a leading provider of services and infrastructure for the authorized delivery of digital content, today announced the appointment of Joel McConaughy to the newly created position of chief technology officer. Mr. McConaughy, who brings more than 15 years of technology and development expertise in digital media and broadband, will be responsible for guiding Loudeye's technology development and strategy.

"Joel is an outstanding technologist, a strong operating executive and a solid addition to our team," said John T. Baker, Loudeye chief executive officer. "He brings valuable years of experience in the digital media industry and a track record of success. Joel's appointment is an important next step in Loudeye's development as we begin building technology products and services that address new markets for digital content distribution. He joins Loudeye at a pivotal time as the music industry is seeking innovative technology solutions for their emerging digital business models."

Previously, McConaughy was senior vice president of technology at Intertainer Inc., a digital entertainment distribution company, where he spearheaded deployment of that company's nationwide video-on-demand service. Intertainer was the first broadband network to offer major motion pictures on both the Internet and digital cable television.

Prior to joining Loudeye, McConaughy served as the chief technology officer of Digital Media Campus, a Los Angeles-based venture-backed firm focused on incubating and developing digital media companies. Earlier, McConaughy was a principal engineer at Informix where he led the initial deployments of multimedia database products and won the President's Star award for outstanding technical achievement. He holds B.S. and M.S. degrees in economics from the University of Southern California.

"Digital music distribution is at an inflection point," McConaughy said. "The ongoing improvements in streaming media delivery costs, maturing of security technologies and emergence of wireless, cable, and satellite distribution channels all point to a bright future. With our focus on providing a suite of services for the authorized delivery of music and other digital content, I believe that Loudeye is well situated to help bridge the gap between content owners and consumers."
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About Loudeye Technologies, Inc.

Loudeye is a leading provider of services and infrastructure for the delivery of digital content that empower today's top media, entertainment and Fortune 1000 companies to transform traditional media assets into dynamic digital content. Through Loudeye (TM) Digital Media Centers in Seattle (headquarters), New York and London, Loudeye is building the infrastructure to support the next generation of digital media businesses. To learn more, visit www.loudeye.com.

Forward Looking Statements:

This press release contains forward-looking information within the meaning of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, as amended, such as statements about Loudeye's development of products and services and strategic position. These statements are based on current trends, expectations, plans and prospects and there is no guarantee that these results will actually occur, these trends will actually continue or Loudeye's products, services or initiatives will develop in the way currently anticipated. Actual events, results or developments may differ materially from those expressed or implied in forward-looking statements due to a number of risks and uncertainties. Such factors include: the possibility of adverse changes in the market for distribution of digital music that Loudeye serves, adverse or uncertain legal developments with respect to copyrights surrounding the creation and distribution of digital music, pricing pressures and other activities by competitors, the continued viability of Loudeye's customers' commercial prospects and their ability to pay for digital media services and applications, lack of market acceptance for Loudeye's products and services, delay in the launch of new products and services of Loudeye or its customers, risks associated with supplier and customer concentration, capacity constraints, delays in the adoption of digital media or related applications on the web, and the acceptance and growth of streaming media technology in general. More information about the risks and challenges faced by Loudeye is contained in Loudeye's Annual Report on Form 10-K for the year ended December 31, 2000, and other documents filed by Loudeye from time to time with the Securities and Exchange Commission, copies of which are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. Loudeye assumes no obligation to update the forward-looking statements included in this release.

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Contacts:

Loudeye Media/Public Relations: Andrew Cullen, Barokas Public Relations, 206-264-8220, andrew@barokas.com